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                                                               EXHIBIT (2)(a)(2)

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                        OF THE UNITED GERMANY FUND, INC.
          PURSUANT TO SECTION 2-603 OF MARYLAND GENERAL CORPORATION LAW

         1. This amendment to the Articles of Incorporation of The United Germany Fund, Inc. (the "Corporation") was revised and approved by the sole director of the Corporation on February 14, 1990 and no stock entitled to be voted on the matter of this amendment was outstanding or subscribed for at the time of such approval;

         2. ARTICLE SECOND of the Corporation's Articles of Incorporation is hereby amended to read in its entirety:

                  "ARTICLE SECOND: The name of the corporation is "The Future Germany Fund, Inc." (the "Corporation")."

WHEREFORE, the individual below has signed on behalf of the Corporation this 14th day of February 1990.

                                                     /s/ Christian H. Strenger
                                                     -------------------------
                                                     Christian H. Strenger
                                                      President, Chief Executive
                                                      Officer and Sole Director

WITNESS:

/s/ Robert R. Gambee
----------------------------
Robert R. Gambee
 Vice President, Secretary
 and Treasurer

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                                                               EXHIBIT (2)(a)(2)

                  The undersigned, an authorized officer of the Corporation, who executed on behalf of said corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies, under penalties of perjury, that the matters and facts set forth therein with respect to the approval thereof are true.

                                                     /s/ Christian H. Strenger
                                                     -------------------------
                                                     Christian H. Strenger